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Exihibit 99.4

VANTAGE ENERGY II GROUP

Condensed Combined Balance Sheets

(In thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,085	2,439
Accounts receivable	12,194	10,397
Accounts receivable—related party	—	1,100
Inventory	528	242
Prepayments and deposits	95	70
Commodity derivative assets	1,800	30,737

Total current assets	29,702	44,985

Property, plant, and equipment:
Oil and gas properties, full-cost method of accounting:
Proved	483,202	420,197
Unproved	537,234	187,509

Total oil and gas properties	1,020,436	607,706
Accumulated depletion, depreciation, and amortization	(332,941)	(233,920)

Net oil and gas properties	687,495	373,786
Gathering system, less accumulated depreciation of $7,170 and $5,551	59,764	59,970

Net property, plant, and equipment	747,259	433,756
Commodity derivative assets	841	7,957
Other assets	1,341	1,379
Water investment, less accumulated amortization of $96 and $11	1,278	662

Total assets	$780,421	488,739

Liabilities and Members' Equity
Current liabilities:
Accounts payable and accrued liabilities	$23,534	39,016
Account payable—related party	20,685	—
Commodity derivative liabilities	4,808	—
Current portion of Revolving credit facility, net of unamortized deferred financing costs (note 3)	146,239	—
Current portion of Second Lien note payable, net of unamortized deferred financing costs (note 3)	98,754	—

Total current liabilities	294,020	39,016
Revolving credit facility, net of unamortized deferred financing costs (note 3)	—	148,845
Second Lien note payable, net of unamortized deferred financing costs (note 3)	—	98,196
Commodity derivative liabilities	7,358	—
Asset retirement obligations	3,052	2,091

Total liabilities	304,430	288,148

Contingently redeemable Founders' units	1,125	498
Commitments and contingencies (note 8)
Members' equity:
Member contributions, net of issuance costs	670,074	299,662
Retained earnings (accumulated deficit)	(195,208)	(99,569)

Total members' equity	474,866	200,093

Total liabilities and members' equity	$780,421	488,739

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

VANTAGE ENERGY II GROUP

Condensed Combined Statements of Operations

(Unaudited)

(In thousands)

	Six months ended June 30,
	2016	2015
Operating revenues:
Gas revenues	$46,829	40,375
Midstream revenues	2,895	2,524
Gain on commodity derivatives	(22,599)	14,921

Total operating revenues	27,125	57,820

Operating expenses:
Production and ad valorem tax expense	1,025	512
Marketing and gathering expense	7,961	6,063
Lease operating and workover expense	1,590	4,451
Midstream operating expense	1,428	831
General and administrative expense	4,336	5,487
Depreciation, depletion, amortization, and accretion expense	19,490	23,357
Impairment of oil and gas properties	81,673	—

Total operating expenses	117,503	40,701

Operating income (loss)	(90,378)	17,119

Other expense:
Other income (expense)	3	(180)
Interest expense, net of capitalized interest	(5,264)	(4,229)

Total other expense	(5,261)	(4,409)

Net income (loss)	$(95,639)	12,710

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

VANTAGE ENERGY II GROUP

Condensed Combined Statements of Changes in Members' Equity

Six months ended June 30, 2016 and year ended December 31, 2015

(Unaudited)

(In thousands)

		Members' Equity
	Contingently Redeemable Founders' Units
		Members' Contributions	Accumulated Earnings (Deficit)	Total
Balance at December 31, 2014	$498	299,662	26,393	326,055
Net loss	—	—	(125,962)	(125,962)

Balance at December 31, 2015	498	299,662	(99,569)	200,093
Members' contributions	627	370,412	—	370,412
Net loss	—	—	(95,639)	(95,639)

Balance at June 30, 2016	$1,125	670,074	(195,208)	474,866

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

VANTAGE ENERGY II GROUP

Condensed Combined Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(95,639)	12,710
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, amortization, and accretion	19,490	23,357
Accretion of original issue discount	467	424
Impairment of proved oil and gas properties	81,673	—
Gain on commodity derivatives	22,599	(14,921)
Settlements on commodity derivatives	25,620	9,964
Changes in operating assets and liabilities:
Accounts receivable	(1,797)	2,794
Accounts receivable—related party	21,785	3,208
Inventory	(286)	141
Prepayments and deposits	(25)	(27)
Accounts payable and accrued liabilities	(1,678)	2,142

Net cash provided by operating activities	72,209	39,792

Cash flows from investing activities:
Oil and gas property exploration, acquisition, and development	(82,723)	(70,809)
Purchase of natural gas properties	(342,630)	—
Gathering system additions	(2,041)	(7,995)
Water investment additions	(386)	—
Other assets	40	—

Net cash used in investing activities	(427,740)	(78,804)

Cash flows from financing activities:
Member contributions	371,039	—
Borrowings under revolving credit facility	38,000	27,000
Principal payments on revolving credit facility	(40,000)	—
Deferred financing costs	(862)	(447)

Net cash provided by financing activities	368,177	26,553

Net change in cash and cash equivalents	12,646	(12,459)
Cash and cash equivalents—beginning of period	2,439	21,185

Cash and cash equivalents—end of period	$15,085	8,726

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,980	6,361
Supplemental disclosure of selected non cash accounts:
Accrued capital additions	$13,805	10,105
Capitalized asset retirement obligations	870	135

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies

(a)   Nature of Operations and Principles of Consolidation

        Vantage Energy II, LLC (Vantage II) was organized as a limited liability company under the laws of the state of Delaware in 2012. Vantage II Alpha, LLC (Vantage II Alpha) was formed in May 2016 by the Investors and substantially all of the Management Members of Vantage II in connection with Vantage II's entry into a purchase and sale agreement with a wholly owned subsidiary of Alpha Natural Resources, Inc. for the purchase of certain natural gas properties located in Greene County, Pennsylvania. Vantage II Alpha was formed as a transitory entity solely to facilitate the funding of the acquisition of the properties in an expeditious manner. Given the high degree of common ownership among the two entities, the accompanying condensed combined financial statements include the accounts of Vantage Energy II and its two wholly owned subsidiaries and Vantage II Alpha (collectively, "the Company"). All intercompany balances have been eliminated in consolidation.

        The Company is engaged in the exploration and exploitation of petroleum and natural gas, as well as natural gas acquisition, development, and gathering, with a focus in unconventional resources in the Appalachian Basin of the United States.

        In June 2016, Vantage II Alpha closed on a purchase, funded with sponsor equity, of primarily unproved property which is reflected in these unaudited condensed combined financial statements based on the preliminary purchase price allocation. The assets purchased generally consist of approximately 27,400 net undeveloped acres, non-operating royalty mineral interests in 25 producing wells and certain related assets. Substantially all of the $340 million purchase price is expected to be allocated to unproved leasehold acreage acquired. Vantage II Alpha had no operations prior to this date.

        The accompanying unaudited condensed combined financial statements of Vantage Energy II Group have been prepared by the Company's management in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act). Accordingly, these financial statements do not include all of the information required by GAAP or the Securities and Exchange Commission (SEC) rules and regulation for complete financial statements. Therefore, these condensed combined financial statements should be read in conjunction with the audited combined financial statements and notes therein for the year ended December 31, 2015. The unaudited condensed combined financial statements included herein contain all adjustments which are, in the opinion of management, necessary to present fairly the Company's financial position as of June 30, 2016 and its condensed combined statements of operations for the six months ended June 30, 2016 and 2015, and its condensed combined statement of cash flows for the six months ended June 30, 2016 and 2015. The condensed combined statements of operations for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results to be expected for future periods.

(b)   Use of Estimates

        The preparation of these condensed combined financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the condensed combined financial

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

statements and accompanying notes. As a result, actual amounts could differ from estimated amounts. By their nature, these estimates are subject to measurement uncertainty, and the effect on the condensed combined financial statements of changes in such estimates in future periods could be significant. Significant estimates with regard to the Company's condensed combined financial statements include the estimate of proved oil and gas reserve volumes and the related present value of estimated future net cash flows, the recoverability of unproved oil and gas properties, the calculation of depletion of oil and gas reserves, the estimated cost and timing related to asset retirement obligations, and the estimated fair value of derivative assets and liabilities.

        Reserve estimates are, by their nature, inherently imprecise. The process of estimating quantities of oil and gas reserves is complex, requiring significant decisions in the evaluation of all available geological, geophysical, engineering, and economic data. The data for a given field may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, material revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure that the reserve estimates represent the most accurate assessments possible, subjective decisions, and available data for our various fields make these estimates generally less precise than other estimates included in financial statement disclosures.

(c)   Oil and Gas Properties

        The Company follows the full-cost method of accounting for natural gas and crude oil properties. Pursuant to full-cost accounting rules, the Company is required to perform a "ceiling test". If the net capitalized cost of the Company's oil and gas properties subject to amortization (the carrying value) exceeds the ceiling limitation, the excess would be charged to expense. The ceiling limitation is equal to the sum of the present value discounted at 10% of estimated future net cash flows from proved reserves, the cost of properties not being amortized, the lower of cost or estimated fair value of unproven properties included in the costs being amortized, and all related income tax effects. The present value of estimated future net revenue is computed by applying the average first day of the month oil and gas price for the preceding 12-month period to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves, assuming the continuation of existing economic conditions.

        As of June 30, 2016, the carrying value of the Company's oil and gas properties subject to the test exceeded the calculated value of the ceiling limitation. As a result, the Company recorded an impairment of $81.7 million for the six months ended June 30, 2016. The ceiling test calculation uses rolling 12-month average commodity prices, the effect of lower quarter-over-quarter commodity prices in future quarters could result in a potentially lower ceiling value in future periods. This could result in ongoing impairments each quarter until prices stabilize or improve.

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

(d)   Adoption of New Accounting Principles

        The FASB issued ASU 2015-03, Interest Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs, in April 2015. The core principle of ASU 2015-03 will require all costs incurred to issue debt be presented in the balance sheet as a direct deduction from the carrying value of debt, consistent with debt discounts. The Company adopted this standard as of January 1, 2016, and has applied the standard retrospectively. As a result of adoption, the Company has classified debt issuance costs to its Revolving credit facility and Second Lien note payable from other assets to debt on its condensed combined balance sheet. The retrospective adjustment to the December 31, 2015 condensed combined balance sheet is as follows:

	Reported December 31, 2015	Adjustment Effect	As adjusted December 31, 2015
	(In thousands)
Other assets	$1,877	(498)	1,379
Revolving credit facility	149,000	(155)	148,845
Second Lien note payable	98,539	(343)	98,196

(2) Balance Sheet Disclosures

        Accounts receivable consist of the following:

	June 30, 2016	December 31, 2015
	(In thousands)
Joint interest billings	$142	141
Revenue	12,052	10,256

	$12,194	10,397

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(2) Balance Sheet Disclosures (Continued)

        Accounts payable and accrued liabilities consist of the following:

	June 30, 2016	December 31, 2015
	(In thousands)
Accrued capital expenditures	$6,560	20,366
Accrued marketing, gathering, and transportation costs	5,540	4,077
Cash calls payable	161	232
Accrued impact fees payable	827	1,911
Accrued interest payable	1,380	1,380
Accounts payable	1,333	5,643
Accrued production expense payable	1,251	1,124
Accrued general and administrative expenses	1,687	1,535
Accrued revenue payable	4,795	2,748

	$23,534	39,016

(3) Long-Term Debt

(a)   Revolving Credit Facility

        Effective November 29, 2012, the Company secured a credit facility (the Revolving Credit Facility) with a group of bank lenders. Wells Fargo Bank, N.A. acts as administrative agent. Effective December 4, 2014 the Company amended and restated its Revolving Credit Facility to add a lien on the Vantage Midstream (as defined in note 7) gas gathering system and add a midstream borrowing base. The maturity date of the Revolving Credit Facility is January 1, 2017. The Revolving Credit Facility has a maximum commitment of $500 million and as of June 30, 2016 and December 31, 2015, had a borrowing base of $186 million and $166 million, respectively. As of June 30, 2016 and December 31, 2015, the Company had outstanding borrowings of $147 million and $149 million, respectively. On each borrowing, the Company has the election to pay interest at a Base rate or LIBOR. The margin on Base rate loans ranges from 0.75% to 1.75%. The margin on LIBOR loans ranges from 1.75% to 2.75%. The Company pays quarterly, a commitment fee ranging from 0.375% to 0.50% of the unused borrowing base. The Company elected to pay interest based on LIBOR, plus the applicable margin, which was 3.71% in total as of June 30, 2016.

        As of June 30, 2016, the Revolving Credit Facility was collateralized by all of the Company's assets, including its 50% undivided operated interest in the Vantage Midstream assets.

        The Revolving Credit Facility contains certain financial covenants, including maintenance of a minimum current ratio and a maximum leverage ratio. As of June 30, 2016, the Company was in compliance with all financial covenants.

(b)   Second Lien Term Loan

        In May 2014, the Company entered into a second lien note payable (Second Lien note payable) with a face amount of $100 million, maturing on May 8, 2017. The Company has the election to pay

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(3) Long-Term Debt (Continued)

interest at a Base rate or Eurodollar LIBOR. The margin on Base rate loans is 6.50%. The margin on LIBOR loans is 7.50%. As of June 30, 2016, the stated interest rate was 3.625%, and $100 million remained outstanding. The Second Lien note payable contains an optional prepayment provision that enables the Company to prepay the Second Lien note payable at par. The Second Lien note payable was issued with an original issue discount of $2.75 million, which has been classified as a reduction to the note balance. The discount is amortized over the term of the note using the effective interest method.

        As of June 30, 2016 and December 31, 2015, the Second Lien note payable was collateralized by a second lien interest in all of the Company's assets, including its 50% operated interest in the Vantage Midstream assets, and contains certain financial covenants. These covenants include maintenance of a maximum leverage ratio. As of June 30, 2016, the Company was in compliance with all financial covenants.

        The Company recognized gross interest expense of approximately $7.4 million and $6.3 million during the six months ended June 30, 2016 and 2015, respectively.

        Long-term debt as of June 30, 2016 (in thousands):

	As of June 30, 2016
	Revolving Credit Facility	Second Lien
Principal	$147,000	100,000
Net unamortized premium	—	(994)
Net unamortized debt issuance costs	(761)	(252)

Total Debt	146,239	98,754
Less: Current portion of long term debt	146,239	98,754

Total Long-Term Debt	$—	—

        Maturities of long-term debt as of June 30, 2016 (including current maturities, excluding unamortized debt discounts) are as follows (in thousands):

	Revolving Credit Facility	Second Lien
Year ending December 31, 2017	$147,000	100,000

Total future maturities of long-term debt	$147,000	100,000

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(4) Fair Value Measurements

        Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities.
Level 2:	Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability.
Level 3:	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

        The assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company's policy is to recognize transfers in and/or out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The following table presents the Company's financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2016 and December 31, 2015 by level within the fair value hierarchy (in thousands):

	June 30, 2016
	Fair value measurements
Description	Level 1	Level 2	Level 3	Total
Assets:
Commodity derivative instruments	$—	2,641	—	2,641
Liabilities:
Commodity derivative instruments	$—	12,166	—	12,166

	December 31, 2015
	Fair value measurements
Description	Level 1	Level 2	Level 3	Total
Assets:
Commodity derivative instruments	$—	38,694	—	38,694

        The Company's commodity derivative instruments consist of variable-to-fixed price swaps. The fair values of the swap agreements are determined under the income valuation technique using a discounted cash flow model. The valuation model requires a variety of inputs, including contractual

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(4) Fair Value Measurements (Continued)

terms, published forward prices, and discount rates, as appropriate. The Company's estimates of fair value of commodity derivative instruments include consideration of the counterparty's creditworthiness, the Company's creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant's view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company's derivative instruments are included within the Level 2 fair value hierarchy. The counterparties on the Company's derivative instruments are the same financial institutions that hold the Revolving Credit Facility (note 3). Accordingly, the Company is not required to post collateral on these derivatives since the bank is secured by the Company's oil and gas assets.

(a)   Non-Recurring Fair Value Measurements

        The Company uses the income valuation technique to estimate the fair value of asset retirement obligations using estimated gross well costs of reclamation ranging in amounts from $50,000 to $185,000, timing of expected future dismantlement costs ranging from 20 to 30 years, and a weighted average credit-adjusted risk-free rate. Accordingly, the fair value is based on unobservable pricing inputs and, therefore, is included within the Level 3 fair value hierarchy. During the six months ended June 30, 2016 and year ended December 31, 2015, the Company recorded liabilities for asset retirement obligations of $0.7 million and $0.3 million, respectively. See note 5 for additional information.

(b)   Other Financial Instruments

        Other financial instruments not measured at fair value on a recurring basis include cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities. The financial statement carrying amounts of these items approximate their fair values due to their short-term nature.

(5) Asset Retirement Obligations

        The following table presents the reconciliation of the Company's asset retirement obligation of oil and gas properties and the gas gathering system.

June 30, 2016
(In thousands)
Beginning of period	$2,091
Liabilities incurred	732
Accretion expense	91
Revisions to estimate	138

End of period	$3,052

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(6) Commodity Derivative Instruments

        The Company is exposed to certain risks relating to its ongoing business operations, including risks related to commodity prices. The Company is focused on maintaining an active hedging program using commodity derivative financial instruments to achieve a more predictable cash flow by reducing its exposure to commodity price fluctuations and regional basis differential exposure in an effort to protect its capital investment program, as well as expected future cash flows. The Company's risk management activity is generally accomplished through over-the-counter commodity derivative contracts with large financial institutions. The Company currently uses fixed price natural gas swaps for which it receives a fixed swap price for future production in exchange for a payment of the variable market price received at the time future production is sold.

        While the use of these instruments limits the downside risk of adverse price changes, their use may also limit future revenue from favorable price changes. The Company has adopted fair value accounting for its derivatives; therefore, changes in the fair value of derivative financial instruments are recognized in earnings. Cash payments or receipts on such contracts are included in cash flows from operating activities in the condensed combined statements of cash flows.

        At June 30, 2016, the terms of outstanding commodity derivative contracts were as follows:

Commodity	Quantity remaining	Prices	Price index	Contract period	Estimated fair value
					(In thousands)
Natural gas swaps (MMBtu):
Dominion South Point	110,425,000	$1.40 - 2.86	Dominion South Point	7/16 - 12/19	$9,525

Total (MMBtu)	110,425,000				$9,525

        The Company estimates that 2016 hedged volumes, in aggregate, represent approximately 88% of the Company's estimated proved gas production for the remainder of 2016, based upon the year-end external reserve report.

        Depending on changes in oil and natural gas futures markets and management's view of underlying supply and demand trends, the Company may increase or decrease its hedging positions.

        The Company classifies the fair value amounts of derivative assets and liabilities as net current or noncurrent derivative assets or net current or noncurrent derivative liabilities, whichever the case may be, by commodity and by counterparty. As of June 30, 2016, the Company's commodity derivative instruments were subject to an enforceable master netting arrangement that provides for offsetting of amounts payable or receivable between the Company and the counterparty. The agreement also provides that in the event of an early termination, the counterparty has the right to offset amounts owed or owing under that and any other agreement with the same counterparty. The Company's accounting policy is to offset these positions in the accompanying combined balance sheets.

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(6) Commodity Derivative Instruments (Continued)

        The following tables provide a reconciliation between the net assets and liabilities reflected in the accompanying combined balance sheets and the potential effects of master netting arrangements on the gross fair value of the commodity derivative contracts:

		June 30, 2016
	Consolidated balance sheet classification	Gross recognized assets/ liabilities	Gross amounts offset	Net recognized fair value assets/ liabilities
		(In thousands)
Commodity derivative assets:
Commodity contracts	Current assets	$6,712	(4,912)	1,800
Commodity contracts	Noncurrent assets	4,168	(3,327)	841

Total commodity derivative assets		$10,880	(8,239)	2,641

Commodity derivative liabilities:
Commodity contracts	Current liabilities	$9,720	(4,912)	4,808
Commodity contracts	Noncurrent liabilities	10,685	(3,327)	7,358

Total commodity derivative liabilities		$20,405	(8,239)	12,166

		December 31, 2015
	Consolidated balance sheet classification	Gross recognized assets/ liabilities	Gross amounts offset	Net recognized fair value assets/ liabilities
		(In thousands)
Commodity derivative assets:
Commodity contracts	Current assets	$30,868	(131)	30,737
Commodity contracts	Noncurrent assets	7,998	(41)	7,957

Total commodity derivative assets		$38,866	(172)	38,694

Commodity derivative liabilities:
Commodity contracts	Current liabilities	$131	(131)	—
Commodity contracts	Noncurrent liabilities	41	(41)	—

Total commodity derivative liabilities		$172	(172)	—

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(6) Commodity Derivative Instruments (Continued)

        The table below summarizes the realized and unrealized gains related to the Company's commodity derivative instruments. These realized and unrealized gains are recorded in the accompanying combined statement of operations.

		Six months ended June 30,
	Location of gain (loss) recognized in earnings
		2016	2015
		(In thousands)
Commodity derivative instruments:
Realized gains on derivatives	Operating revenue	$25,620	9,964
Unrealized (loss) gain on commodity derivatives, net	Operating revenue	(48,219)	4,957

Total realized and unrealized gains (losses), net		$(22,599)	14,921

        Due to the volatility of oil and natural gas prices, the estimated fair values of the Company's commodity derivative instruments are subject to large fluctuations from period to period.

(7) Related Party Transactions

(a)   Gas Gathering System Operating Agreement

        In connection with the Joint Development Agreement with Vantage I, the Company, through its wholly owned subsidiary, Vista Gathering, LLC (hereinafter referred to as "Vantage Midstream"), became the operator of the gas gathering assets. Pursuant to a Gathering System Operating Agreement, dated August 2, 2012, between the Company and Vantage I, the Company and Vantage I are to pay their respective 50% shares of the gas gathering system operating and development costs, as well as their incurred gas gathering and compression fees. The Company was charged gas gathering and compression fees by Vantage Midstream for the wells that it operates of approximately $17.6 million and $12.5 million for the six months ended June 30, 2016 and 2015, respectively.

(b)   Water Investment

        Pursuant to the Water Services and Supply Agreement, Vantage Midstream provides water services required in the Company's drilling operations. For the six months ended June 30, 2016, the Company paid water supply and transportation fees to Vantage Midstream of $7.8 million.

(c)   Management Services Agreement

        In August 2012, the Company and Vantage I entered into a Management Services Agreement (MSA) whereby Vantage I is to provide certain executive management, administrative, accounting, finance, engineering, land, and information technology assistance to the Company. In exchange for providing these services, the Company will pay Vantage I a fee (the MSA Fee). The MSA Fee is based upon the gross general and administrative expenses incurred by Vantage I multiplied by a ratio of the relative capital expenditures and oil and natural gas production volumes of the Company and Vantage I. Certain adjustments are made to this calculation to reflect the allocation of general and

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(7) Related Party Transactions (Continued)

administrative expenses to Vantage Midstream. The Company recorded gross general and administrative expenses incurred under the MSA of approximately $6.2 million and $7.4 million for the six months ended June 30, 2016 and 2015, respectively.

(d)   MIU Notes Receivable

        In December 2014, the Company made loans to certain employees in the form of notes receivable. Interest accrues on the notes at 0.34% per annum, and the notes mature upon the earlier to occur of: 1) December 1, 2017; 2) consummation of Monetization Event (as defined); or 3) fifteen days after the date of voluntary termination of employment by the employee or termination by the Company for cause. As of June 30, 2016, the notes had a balance of $1.3 million and are classified in other assets in the accompanying combined balance sheets. The notes are collateralized by a first lien interest in the employees' interest in each employees' Management Incentive Units (MIUs) and all potential dividends and distributions and a second lien on all other personal assets. Interest income was deemed de minimus for the six months ended June 30, 2016.

(8) Commitments and Contingencies

        The Company leases various compressors in Pennsylvania under noncancelable operating leases that expire at various dates through 2017. The following summarizes future minimum lease payments under operating leases at June 30, 2016 (in thousands):

Year ending December 31,
2016	$332
2017	405

Total future minimum lease payments	$737

        On April 17, 2014, the Company entered into a 20,000 Mmbtu/d firm marketing agreement to market gas production associated with volumes produced in the Marcellus Shale. The agreement began in October 2014 and continues through October 2020. Under the contract, the Company is paid based on TETCO M-2 pricing with the ability to share in downstream price upside when market conditions allow.

        On May 9, 2014, the Company entered into a 37,500 Mmbtu/d firm marketing agreement to market gas production associated with volumes produced in the Marcellus Shale. The agreement began in November 2014 and continues through October 2019. Under the contract, the Company is paid based on TETCO M-2 pricing.

        As of June 30, 2016, the Company has a drilling rig contract in Pennsylvania totaling approximately $0.7 million, which ends August 2016.

        From time to time, the Company is party to litigation. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(9) Capital Structure

        Summarized below are the classes of interests that have been authorized:

  a)
  Class I Interest Units (Class I Units)

  b)
  Class M Management Incentive Units (Class M Units).

        Effective June 1, 2016, the Members approved the Second Amended and Restated Limited Liability Company Agreement (the Agreement).

(a)   Class I Units

        Class I Units are issued to Members from time to time in exchange for a Member's capital commitment to make cash contributions when called by the Company pursuant to the terms as described in the Agreement.

        The Company is authorized to issue as many Class I Units as its board of managers approves. Total capital commitments and contributions associated with outstanding Class I Units are as follows:

	June 30, 2016	December 31, 2015
	(In thousands)
Institutional investors (commitment—$400,000)	$328,720	298,804
Founders (commitment—$667)	548	498
Other employees/friends and family (commitment—$1,225)	1,044	967

Total (total commitment—$401,892)	$330,312	300,269

        As of June 30, 2016 and December 31, 2015, the Company had undrawn commitments of $71.6 million and $101.6 million, respectively. Included in the member contributions on the combined balance sheets are equity issuance costs of approximately $0.1 million as of June 30, 2016 and December 31, 2015.

        In June 2018, all capital commitments associated with the Class I Units will be reduced to contributions made at that time. In addition, the capital commitments of the Founders and selected other employees are subject to an additional increase of up to $7.0 million in the aggregate depending upon distributions received from Vantage I.

        Decisions of the Company are approved by the majority of the Company's board of managers. As of June 30, 2016, the Company's board of managers comprised eight managers, including six appointed by the Institutional Investors, and the two Founders. One of the managers appointed by each Institutional Investor shall be subject to approval by the Founders.

        Distributions of funds associated with the Class I Units follow a prescribed framework, which is outlined in detail in the Agreement. In general, distributions are first made to those Members who have made capital contributions in accordance with sharing ratios until such Members receive distributions to meet an internal rate of return threshold of 8%. Subsequent distributions are then allocated between the Class I and Class M Units in accordance with the provisions of the Agreement.

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(9) Capital Structure (Continued)

        The Class I Units are illiquid, subject to substantial transfer restrictions, and have certain drag-along and tag-along rights as provided for in the Agreement.

        The Company has the right, but not the obligation, to repurchase all of the Class I Units of management members if employment is terminated for any reason. If employment is terminated without cause, the repurchase price of the Class I Units is based on the fair market value of the units, as defined in the Agreement. If employment is terminated for cause, the repurchase price is equal to the lesser of i) the aggregate unreturned capital contributions and ii) the fair market value. However, the Company option to acquire does not apply to the Founders if employment is terminated due to death or disability.

        Upon termination of employment without cause or due to death or disability, the Founders/heirs may put their Class I Units of the Company at fair market value. Upon the occurrence of death of disability, the exercise of this put right is at the discretion of the Founders/heirs, which is an event outside of the Company's control. Under the standard codified within ASC 480, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" and Emerging Issues Tax Force ("EITF") Topic D-98, stock subject to redemption requirements outside the control of the Company are required to be classified outside of permanent equity. Accordingly, the Founders' equity is classified outside of members' equity. The occurrence of these events is not deemed probably, and therefore, the Founders equity has been measured at historic cost. The put option cannot be exercised if a Founder voluntarily terminates employment or is terminated for cause.

(b)   Class M Management Incentive Units

        The Company has issued management incentive units to certain employees. The management incentive units participate only in distributions in liquidation events, meeting requisite financial thresholds after Capital Interests have recovered their investment, and special allocation amounts. Management incentive units have no voting rights. Compensation expense for these awards will be recognized when all performance, market, and service conditions are probable of being satisfied (in general, upon a liquidating event). Accordingly, no value was assigned to the interests when issued.

        The Management Incentive Plan, as described in the Agreement, authorizes up to 2,000,000 nonvoting Class M Units. Class M Units may be granted with an assigned participation level.

        Class M Units issued to the Founders may not exceed 900,000 and vest 15% on each of the first, second, and third annual grant-date anniversaries and 100% upon consummation of a monetization event. However, if a Founder's employment is terminated without cause or due to death or disability, the Class M Units held will be at least 50% vested.

        The Class M Units issued to all others vest in accordance with individual grant letters, but generally require a service period of between three and five years before vesting in 45% of the Class M Units, with the remaining Class M Units vesting upon a monetization event if employed by the Company for more than one year. All vested Class M Units shall be forfeited for no consideration if employment is terminated for cause. All unvested Class M Units, whether to Founders or management members, shall be forfeited upon termination of employment for any reason.

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(9) Capital Structure (Continued)

        The Company has the right, but not the obligation, to repurchase all of the vested Class M Units of management members if employment is terminated for any reason. If employment is terminated without cause, the repurchase price of the Class M Units is based on the fair market value of the units, as defined in the Agreement. However, the Company's option to acquire the Class M Units does not apply to the Founders if employment is terminated due to death or disability.

        Upon termination of employment upon death or disability, the Founders/heirs may put their Class M Units to the Company at fair market value. The put option cannot be exercised if a Founder voluntarily terminates employment or is terminated for cause.

        The following table presents the activity for Class M Units outstanding:

Units
Outstanding—December 31, 2014	1,746,150
Granted	52,550
Forfeited	(167,100)

Outstanding—December 31, 2015	1,631,600
Granted	30,000
Forfeited	(13,350)

Outstanding—June 30, 2016	1,648,250

        As of June 30, 2016 and December 31, 2015, 664,650 and 649,650, respectively, Class M Units were vested. For financial reporting purposes, no related compensation expense has been recorded as of June 30, 2016 and December 31, 2015, as the grant-date fair value of the Class M Units was deemed immaterial.

(c)   Vantage II Alpha

        Class I Units are issued to Vantage II Alpha Members from time to time in exchange for a Member's capital commitment to make cash contributions when called by the Vantage II Alpha pursuant to the terms as described in the Vantage II Alpha's LLC agreement ("the Vantage II Alpha Agreement").

        Vantage II Alpha is authorized to issue as many Class I Units as its board of managers approves. Total capital commitments and contributions associated with outstanding Class I Units as follows:

	June 30, 2016	December 31, 2015
	(In thousands)
Institutional investors (commitment—$375,000)	$340,423	—
Founders (commitment—$636)	577	—

Total (total commitment—$375,636)	$341,000	—

        As of June 30, 2016, Vantage II Alpha had undrawn commitments of $34.6 million.

VANTAGE ENERGY II GROUP

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(9) Capital Structure (Continued)

        Vantage II Alpha is authorized to issue up to 2,000,000 nonvoting Class M Units under the terms and conditions of the Management Incentive Plan as defined in the Vantage II Alpha Agreement. Although no Class M Units have been issued, the Vantage II Alpha Agreement provides that if such units have not been authorized for issuance within 90 days of the effective date of the Vantage II Alpha Agreement, then current holders of the Company's Class m Unit's will be issued a like number of Vantage II Alpha Class M units.

(10) Liquidity

        The Revolving Credit Facility matures on January 1, 2017. The Company expects to repay and retire the Revolving Credit Facility in connection with the net proceeds from the completion of the public offering and cash on hand. The Company intends the Second Lien note payable to remain outstanding following the completion of the public offering. Additionally, the Company plans to obtain new financing following the anticipated corporate reorganization, contemporaneous with the offering.

        In the event that some deficiency exists between the proceeds of the offering or the terms of the new facility and the Company's current facility, as of June 30, 2016, the Company has available undrawn capacity under its existing borrowing base of $39 million and available undrawn capacity under its equity commitments of $106.2 million to address such a deficiency. In addition, the Company expects that it will be able to secure incremental equity commitments or other sources of capital, including debt, if necessary, from its current equity investors, other investors, or lenders to address any shortfall. The Company's current equity investors continue to be supportive of the Company's long-term growth and financing strategy.

        While we anticipate engaging in active dialogue with our creditors and the potential public offering, at this time we are unable to predict the outcome of such or whether any such efforts to raise additional equity will be successful.

(11) Subsequent Events

        The Company has evaluated subsequent events that occurred after June 30, 2016 through August 29, 2016. Any other material subsequent events that occurred during this time have been properly recognized or disclosed in these combined financial statements or the notes to the combined financial statements.

QuickLinks

  Exihibit 99.4
VANTAGE ENERGY II GROUP Condensed Combined Balance Sheets (In thousands)
VANTAGE ENERGY II GROUP Condensed Combined Statements of Operations (Unaudited) (In thousands)
VANTAGE ENERGY II GROUP Condensed Combined Statements of Changes in Members' Equity Six months ended June 30, 2016 and year ended December 31, 2015 (Unaudited) (In thousands)
VANTAGE ENERGY II GROUP Condensed Combined Statements of Cash Flows (Unaudited) (In thousands)
VANTAGE ENERGY II GROUP Notes to Condensed Combined Financial Statements June 30, 2016 and December 31, 2015 (Unaudited)